Exhibit 99.1
FOR IMMEDIATE RELEASE
First Avenue Networks Scales Executive Team For Growth
     MCLEAN, Va., February 08, 2006 – First Avenue Networks (NASDAQ: FRNS), a fixed wireless services provider, today announced that it has appointed Michael Casey to vice president of sales; Arthur Folker as vice president of corporate development and product marketing; Robert Beran to senior vice president of operations and Thomas Scott to the position of chief financial officer. These appointments bolster the company’s long-term strategy to scale network services, operations and corporate development in support of new and existing customer segments.
     “First Avenue Networks is committed to becoming a leader in wireless backhaul and network communications for mobile operators, fixed-line service providers and government agencies,” said Mike Gallagher, president and chief executive officer of First Avenue Networks. “We’ve brought together a team of proven executive managers to scale our company as we build networks and add services across the U.S.”
Michael P. Casey, Vice President of Sales
     Michael Casey joins the company from Flarion Technologies, Inc., where he was the vice president of sales for North America. While at Flarion, Mr. Casey built a team of sales and systems engineering talent and successfully introduced Flarion to leading mobile operators. Prior to joining Flarion, he was the vice president of Nortel Networks IP Services Business Unit, developed as part of the Shasta Networks acquisition. While at Nortel/Shasta, Mr. Casey built sales teams in support of new and existing customer segments. Before joining Nortel Networks, he held senior sales management positions at Bay Networks. Mr. Casey has 17 years of proven sales leadership and expertise in the wireless and wire-line telecommunications industry.
Arthur D. Folker, Vice President of Corporate Development and Product Marketing
     Arthur Folker joins the company from WholeSecurity where he was the vice president of business development. Previously, Mr. Folker held senior management positions with Intel, Network Equipment Technologies (N.E.T.), Sync Research and Adaptec. Mr. Folker has 25 years of sales and marketing leadership experience in telecommunications, networking, computer systems and software.
Robert E. Beran, Senior Vice President of Operations
     In his new role, Mr. Beran will manage the company’s day-to-day business operations. Mr. Beran’s team will play an integral part of the company’s plan to build, service and maintain world-class fixed wireless networks. Prior to joining the company in 2005, he held executive management positions at GE and Bell Atlantic/Verizon. Mr. Beran has over 20 years of leadership experience in the telecommunications sector.

Thomas A. Scott, Chief Financial Officer
     Thomas Scott has been promoted to chief financial officer effective March 16, 2006. Mr. Scott joined the company in late 2005. Previously, he served as a consultant to the wireless telecommunications industry in several interim senior management roles, including president and chief financial officer at Teligent, Inc. Prior to Teligent, Mr. Scott worked for Winstar Communications’ corporate development group. He previously held investment-banking positions with Montgomery Securities (Banc of America Securities), Thomas Weisel Partners and Merrill Lynch.
     On March 15, 2006, Sandra G. Thomas’ resignation as chief financial officer becomes effective.
     “Sandra Thomas has been a tremendous asset to First Avenue Networks,” Gallagher continued. “Her financial acumen enabled the company to reach many important milestones. She built a great team that is paying enormous dividends preparing the company to achieve Sarbanes-Oxley compliance. The company expects to file its 10K by March 15 and Sandra has agreed to support the company through this event. We thank her for her commitment and service and wish her luck in all of her future endeavors.”
     Joseph M. Sandri, senior vice president and president, First Avenue Network Solutions, and Louis R. Olsen, senior vice president of engineering, will continue with their current roles and responsibilities.
About First Avenue Networks
First Avenue Networks (NASDAQ: FRNS) is a leader in delivering wireless transport services to cellular carriers, service providers and government suppliers and agencies. First Avenue provides wireless backhaul and Carrier Ethernet services over its licensed spectrum footprint, which includes nationwide 24 GHz and 39 GHz holdings. For further details, visit http://www.firstavenet.com/ or call (703) 725-7625.
The above information includes forward-looking statements regarding the benefits of the announced executive appointments, securities trading and the provision of services by the Company and other opportunities in the Company’s marketplace. These statements are not guarantees of future performance. Known and unknown risks, uncertainties, and other factors, including without limitation, the risk that capital constraints, changes to or failure to execute the Company’s strategy and business plan, non-renewal or revocation of FCC licenses, variable customer demand, technological risks, ability to manage growth, competition and government regulation and other risks may cause actual results to differ materially from the future results implied or expressed in the forward-looking statements. Many of these risks and uncertainties are further discussed in our most recent filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended December 31, 2004. The Company does not undertake to and expressly disclaims any obligation to update or revise its forward-looking statement publicly to reflect any change in these forward-looking statements, or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.
First Avenue Company/Investor Contact:
Trish Drennan
First Avenue Networks
703.725.7625
tdrennan@firstavenet.com
First Avenue Press Contact:
Linda Pitt
GAJ Services Inc.
859.291.1005
lpitt@gajservices.com
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